Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140286) and Form S-8 (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, No. 333-150778 and No. 333-172289) of Revolution Lighting Technologies, Inc. of our report dated April 16, 2013, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP

Charlotte, NC

April 16, 2013